FINANCIAL STATEMENTS AND REPORT OF
            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          JEFFERSON BANK CASH OR DEFERRED SAVINGS PLAN

                   December 31, 1997 and 1996

                                 C O N T E N T S


                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          3

FINANCIAL STATEMENTS

       STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                      4

       STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS           6

       NOTES TO FINANCIAL STATEMENTS                                        8

SUPPLEMENTAL INFORMATION

         LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES        13

         LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
             WHICH WERE BOTH ACQUIRED AND DISPOSED OF WITHIN THE PLAN
             YEAR ENDED DECEMBER 31, 1997                                  13

         LINE 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS               14

               Report of Independent Certified Public Accountants


Trustees
Jefferson Bank Cash or Deferred Savings Plan


         We have audited the accompanying statements of net assets available for benefits of the Jefferson Bank Cash or Deferred Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Jefferson Bank Cash or Deferred Savings Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

         Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable (5%) transactions are presented for the purpose of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



/s/GRANT THORNTON

Philadelphia, Pennsylvania
June 12, 1998



                  Jefferson Bank Cash or Deferred Savings Plan


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                December 31, 1997






                                                                                                            Non-participant
                                                            Participant-directed                               directed
                                 --------------------------------------------------------------------------  ------------
                                 Money      Vanguard   Vanguard JeffBanks, Inc. Janus               Oakmark  JeffBanks,Inc.
                                 Market    Wellington   Index      Common      Worldwide Kaufmann    Select    Common
                                Accounts      Fund      Trust      Stock         Fund      Fund       Fund      Stock    Total


Investments at
  fair value ................ $  392,603  $  719,255 $  575,388 $2,175,268 $   26,997 $   23,717 $   76,098 $  447,535 $4,436,861

Transfer
receivable (payable) ........    (11,914)       --         --       11,914       --         --         --         --         --

Employer's
contribution receivable .....       --          --         --         --         --         --         --      110,602    110,602
                              ----------  ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
         NET ASSETS AVAILABLE
             FOR BENEFITS ... $  380,689  $  719,255 $  575,388 $2,187,182 $   26,997 $   23,717 $   76,098 $  558,137 $4,547,463
                              ==========  ========== ========== ========== ========== ========== ========== ========== ==========


















The  accompanying notes are an integral part of this statement.



                  Jefferson Bank Cash or Deferred Savings Plan


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                December 31, 1996







                                                                                      Non-participant
                                                  Participant-directed                   directed
                                  Money         Vanguard       Vanguard  JeffBanks,Inc. JeffBanks,Inc.
                                  Market       Wellington       Index       Common        Common
                                 Accounts         Fund          Trust        Stock         Stock      Total

Investments at fair value ..... $  544,121    $  587,376    $  356,419    $  889,181   $  170,191   $2,547,288

Transfer receivable (payable) .   (115,170)       (5,509)       (4,668)      125,347         --           --

Receivables
    Employer's contribution ...       --            --            --            --         85,276      85,276
    Participants' contributions      6,030         4,258         3,214          --          --         13,502
    Interest income ...........       --          --            --           22,077         --         22,077
                                ----------    ----------    ----------    ----------   ----------   ----------

         NET ASSETS AVAILABLE
             FOR BENEFITS ..... $  434,981    $  586,125    $  354,965    $1,036,605   $  255,467   $2,668,143
                                ==========    ==========    ==========    ==========   ==========   ==========








         The accompanying notes are an integral part of this statement.




                  Jefferson Bank Cash or Deferred Savings Plan


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 1997



                                                                           Participant-directed
                                             Money        Vanguard      Vanguard JeffBanks, Inc.   Janus                    Oakmark
                                             Market      Wellington       Index      Common      Worldwide     Kaufmann      Select
                                            Accounts        Fund          Trust       Stock         Fund          Fund        Fund
Additions to net assets attributed to
    Investment income
    Net appreciation (depreciation) in
       fair value of investments .......   $     --     $   81,606   $  111,441   $  882,530   $   (1,674)   $     (717)  $    7,546
    Interest and dividends .............       28,278       61,663       11,243       27,000        1,760           553          540
                                           ----------   ----------   ----------   ----------   ----------    ----------   ----------
                                               28,278      143,269      122,684      909,530           86          (164)       8,086
                                           ----------    ----------  ----------   ----------    ----------    ----------  ----------

    Contributions
       Employer ........................         --           --           --           --           --            --           --
       Participants ....................       91,018      117,833      100,208      133,503       10,744        10,223       20,320
                                           ----------   ----------   ----------   ----------   ----------    ----------   ----------
                                               91,018      117,833      100,208      133,503       10,744        10,223       20,320
                                           ----------   ----------   ----------   ----------   ----------    ----------   ----------

          Total additions ..............      119,296      261,102      222,892    1,043,033       10,830        10,059       28,406

Deductions from net assets attributed to
    Benefits paid to participants ......       36,678       35,625       26,805       18,368         --            --           --
                                           ----------    ----------   ----------   ---------   ----------     ----------   ---------

       NET INCREASE ....................       82,618      225,477      196,087    1,024,665       10,830        10,059       28,406

Net assets available for benefits
    Beginning of year ..................      434,981      586,125      354,965    1,036,605         --            --            --
    Fund transfers .....................     (136,910)     (92,347)      24,336      125,912       16,167        13,658       47,692
                                           ----------    ----------  ----------   ----------    ----------    ----------   ---------

    End of year ........................   $  380,689   $  719,255   $  575,388   $2,187,182   $   26,997    $   23,717    $  76,098
                                           ==========   ==========   ==========   ==========   ==========    ==========   ==========




                                        Non-participant
                                           directed
                                         JeffBanks,Inc.
                                             Common
                                              Stock        Total
Additions to net assets attributed to
    Investment income
    Net appreciation (depreciation) in
       fair value of investments .......   $  193,319   $1,274,051
    Interest and dividends .............        6,339      137,376
                                           ----------   ----------
                                              199,658    1,411,427
                                           ----------   ----------

    Contributions
       Employer ........................      110,602      110,602
       Participants ....................         --        483,849
                                           ----------   ----------
                                              110,602      594,451
                                           ----------   ----------

          Total additions ..............      310,260    2,005,878

Deductions from net assets attributed to
    Benefits paid to participants ......        9,082      126,558
                                           ----------   ----------

       NET INCREASE ....................      301,178    1,879,320

Net assets available for benefits
    Beginning of year ..................      255,467    2,668,143
    Fund transfers .....................        1,492         --
                                           ----------   ----------

    End of year ........................   $  558,137   $4,547,463
                                           ==========   ==========






         The accompanying notes are an integral part of this statement.




                  Jefferson Bank Cash or Deferred Savings Plan


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 1996


                                                                                              Non-participant
                                                             Participant-directed                 directed
                                             Money        Vanguard       Vanguard JeffBanks, Inc. JeffBanks, Inc.
                                             Market      Wellington       Index      Common        Common
                                            Accounts        Fund          Trust       Stock         Stock         Total

Additions to net assets attributed to
    Investment income
       Net appreciation in fair
          value of investments .........   $     --      $   32,628    $   51,687    $  191,327   $   21,800    $  297,442
       Interest and dividends ..........       25,426        44,708         7,156        19,306        3,916       100,512
                                           ----------    ----------    ----------    ----------   ----------    ----------
                                               25,426        77,336        58,843       210,633       25,716       397,954
                                           ----------    ----------    ----------    ----------   ----------    ----------

    Contributions
       Employer ........................         --            --            --            --         85,276        85,276
       Participants ....................      256,850       141,175       150,345          --           --         548,370
                                           ----------    ----------    ----------    ----------   ----------    ----------
                                              256,850       141,175       150,345          --         85,276       633,646
                                           ----------    ----------    ----------    ----------   ----------    ----------

          Total additions ..............      282,276       218,511       209,188       210,633      110,992     1,031,600

Deductions from net assets attributed to
    Benefits paid to participants ......       37,306        35,771        20,308         5,871         --          99,256
                                           ----------    ----------    ----------    ----------   ----------    ----------

          NET INCREASE .................      244,970       182,740       188,880       204,762      110,992       932,344

Net assets available for benefits
    Beginning of year ..................      317,684       405,941       204,140       657,897      150,137     1,735,799
    Fund transfers .....................     (127,673)       (2,556)      (38,055)      173,946       (5,662)         --
                                           ----------    ----------    ----------    ----------   ----------    ----------

    End of year ........................   $  434,981    $  586,125    $  354,965    $1,036,605   $  255,467    $2,668,143
                                           ==========    ==========    ==========    ==========   ==========    ==========




         The accompanying notes are an integral part of this statement.

                  Jefferson Bank Cash or Deferred Savings Plan


                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996




NOTE A - DESCRIPTION OF PLAN

    The following description of the Jefferson Bank Cash or Deferred Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    1.  General

    The Plan is a defined contribution plan covering substantially all full-time employees of Jefferson Bank of Pennsylvania and affiliates, JeffBanks, Inc. and Jefferson Bank of New Jersey (the Company), who have 90 days of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).
    Jefferson Bank of Pennsylvania and Jefferson Bank of New Jersey are wholly-owned subsidiaries of JeffBanks, Inc.

    2.  Contributions

    Each participant may make a pretax salary-reduction contribution deferral, subject to Internal Revenue Service (IRS) regulations. The Company makes matching contributions into JeffBank, Inc.'s common stock for each participant equal to 25% of the participant's pretax salary-reduction contribution limited to 25% of the participant's compensation.

    3.  Participant Accounts

    Each participant's account is credited with the participant's contribution and allocation of the Company's contributions, forfeitures of terminated participants' nonvested accounts and Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

    4.  Vesting

    Participants are 100% vested in their salary-reduction contributions. Vesting in the remainder of their accounts is based on years of service. Participants are vested at a rate of 20% for each year of service from years 3-7 (fully vested after seven years).

    5.  Investment Options

    Upon enrollment in the Plan, a participant may direct employee contributions in 25% increments in any of seven investment options.

     o Money Market Accounts - This fund includes the money market accounts of Jefferson Bank of Pennsylvania and Charles Schwab with a variable interest rate money market account whose interest approximating rates paid on certificates of deposit.

                                   (Continued)

                  Jefferson Bank Cash or Deferred Savings Plan

                           December 31, 1997 and 1996




NOTE A - DESCRIPTION OF PLAN - Continued

     o Vanguard Wellington Fund - The objective of the fund is to provide stable investment returns. 60-70% of the fund's assets are invested in "blue chip" common stocks, 30-40% in high-quality corporate bonds, U.S. Government securities and preferred stocks.

     o Vanguard Index Trust - The objective of the fund is to provide long-term capital appreciation. The trust owns stock in companies reported in Standard and Poor's 500 Index.

     o JeffBanks, Inc. Common Stock - The option invests solely in the common stock of JeffBanks, Inc.

     o Janus Worldwide Fund - The objective of the fund is to provide long-term growth of capital by investing primarily in common stocks.

     o Kaufman Fund - The objective of the fund is to provide capital appreciation by investing primarily in common stocks, convertible preferred stocks and bonds.

     o    Oakmark  Select  Fund  - The  objective  of  the  fund  is to  provide
          long-term   capital   appreciation   by   investing   primarily  in  a
          non-diversified portfolio of equity securities.

    6.  Payment of Benefits

    On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments over his or her life expectancy. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution. Benefits are recorded when paid.

    7.  Income Tax Status

     The Plan has received a determination letter from the IRS stating that it is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, is exempt from federal income taxes under Section 501(a) of the Code.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements of the Plan are prepared under the accrual method of accounting. A summary of the Plan's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.





                                   (Continued)

                  Jefferson Bank Cash or Deferred Savings Plan


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1997 and 1996



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    1.  Use of Estimates

    In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deletions during the reporting period. Actual results could differ from those estimates.

    2.  Concentration of Credit Risk

     The Plan maintains its cash balances at Jefferson Bank of Pennsylvania. These accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997, uninsured amounts held at this institution were $264,725.

    3.  Investment Valuation and Income Recognition

    Quoted market prices are used to value investments. The change in fair value of assets during the year is measured by the difference between the fair value at year-end and the fair value at the beginning of the year or costs of purchases during the year and is reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.

     Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

NOTE C - INVESTMENTS

     The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                       December 31, 1997
                                      Number of     Fair
                                       shares       value
Investments at fair value as
  determined by quoted market price
     Money Market Accounts ......         --     $  392,603
     Vanguard Wellington Fund ...       24,423      719,255
     Vanguard Index Trust .......        6,388      575,388
     JeffBanks, Inc. Common Stock       57,644    2,622,803
     Janus Worldwide Fund .......          715       26,997
     Kaufman Fund ...............        3,723       23,717
     Oakmark Select Fund ........        4,344       76,098
                                                 ----------
                                                 $4,436,861
                                                 ==========

                                   (Continued)

                  Jefferson Bank Cash or Deferred Savings Plan


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1997 and 1996



NOTE C - INVESTMENTS - Continued

                                      December 31, 1996
                                      Number of     Fair
                                       shares       value
Investments at fair value as
  determined by quoted market price

     Money Market Accounts ......         --     $  544,121
     Vanguard Wellington Fund ...       22,462      587,376
     Vanguard Index Trust .......        5,145      356,419
     JeffBanks, Inc. Common Stock       39,236    1,059,372
                                                 ----------
                                                $ 2,547,288
                                                ===========

     The Plan's investments (including investments bought, sold and held during the year) appreciated in value by $1,274,051 and $297,442 for December 31, 1997 and 1996.

     On April 1, 1997, JeffBanks, Inc. declared a 5% stock dividend, payable on May 13, 1997.

     On January 17, 1996, JeffBanks, Inc. declared a 5% stock dividend, payable on March 15, 1996.

NOTE D - PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

                            SUPPLEMENTAL INFORMATION



                  Jefferson Bank Cash or Deferred Savings Plan

                                 EIN 22-1925021
                                    Plan #003

           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1997


                                              (c) Description of investment,
                  (b)   Identity of               including maturity date,
                      issue, borrower,          rate of interest, collateral,
     (a)          lessor or similar party           par or maturity value            (d)   Cost       (e) Current value
----------------  -----------------------       -----------------------------       ---------------    ----------------

         *        Jefferson Bank of               Money Market Accounts                 $   392,603         $   392,603
                     Pennsylvania/
                     Charles Schwab

                  Vanguard Wellington             24,423 shares                             529,186             719,255
                     Fund

                  Vanguard Index Trust            6,388 shares                              257,713             575,388

         *        JeffBanks, Inc.                 57,644 shares                           1,184,510           2,622,803
                     Common Stock

                  Janus Worldwide Fund            715 shares                                 28,672              26,997

                  Kaufmann Fund                   3,723 shares                               24,434              23,717

                  Oakmark Select Fund             4,344 shares                               68,521              76,098
                                                                                       ------------         -----------

                                                                                        $ 2,485,639         $ 4,436,861
                                                                                         ==========          ==========

*Party-in-interest.


   LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES WHICH WERE BOTH
      ACQUIRED AND DISPOSED OF WITHIN THE PLAN YEAR ENDED DECEMBER 31, 1997

                       (b) Description of investment,
(a)     Identity of       including maturity date,                  (d)Proceeds
    issue, borrower,     rate of interest, collateral, (c) Costs of     of
lessor or similar party   par or maturity value        acquisitions dispositions

No additional transactions require disclosure.






,



                  Jefferson Bank Cash or Deferred Savings Plan


                                 EIN 22-1925021
                                    Plan #003

               LINE 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS

                          Year ended December 31, 1997

                                                                                   (f) Expense           (h) Current value
                                                                                     incurred                of asset on   (i)  Net
(a) Identity of                                   c)Purchase  (d)Selling  (e)Lease     with       (g) Cost   transaction    gain or
party involved     (b)Description of asset            price      price      rental  transaction   of asset       date        (loss)

Category (iii) - series of security transactions.
Jefferson Bank of  Jefferson Bank of Pennsylvania/
    Pennsylvania   Charles Schwab Money
                   Market Account; purchased
                   in 155 transactions              $ 729,243  $   --    $     --    $      --    $      --    $     --    $     --

Jefferson Bank of  Jefferson Bank of Pennsylvania
    Pennsylvania   Money Market Account;
                   sold in 100 transactions               --    905,438        --           --       905,438      905,438        --

       *           Vanguard Wellington Fund;
                   Fund; purchased in 17
                   transactions                       147,210      --          --           --           --          --          --

       *           Vanguard Wellington Fund;
                   sold in 18 transactions                --    158,601        --           --       158,601      158,601        --

       *           Vanguard Index Trust;
                   purchased in 14 transactions       156,433      --          --           --           --          --          --

       *           Vanguard Index Trust;
                   sold in 11 transactions               --      60,149        --           --        60,149       60,149        --

       *           JeffBanks, Inc. Common Stock;
                   purchased in 19 transactions       492,707      --          --           --           --          --          --

       *           JeffBanks, Inc. Common Stock;
                   sold in 4 transactions                 --     35,884        --           --        35,884       35,884        --


                                   (Continued)



                  Jefferson Bank Cash or Deferred Savings Plan

                                 EIN 22-1925021
                                    Plan #003

         LINE 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS - CONTINUED


                          Year ended December 31, 1997

                                                                                   (f) Expense           (h) Current value
                                                                                     incurred                of asset on   (i)  Net
(a) Identity of                                   c)Purchase  (d)Selling  (e)Lease     with       (g) Cost   transaction    gain or
party involved     (b)Description of asset            price      price      rental  transaction   of asset       date        (loss)

        *           Jefferson Bank of Pennsylvania/
                        Charles Schwab Money
                        Market Account; purchased

                        in 34 transactions         $ 477,886  $      -     $     -    $     -      $     -     $     -      $     -

        *           Jefferson Bank of Pennsylvania/
                        Charles Schwab Money
                        Market Account; sold in
                        17 transactions                 -       451,182          -          -        451,182      451,182         -




















*Identity of party involved not required.

There were no category (i), (ii) or (iv) reportable transactions during 1997.